Exhibit 10(dd)

SUMMARY OF EXECUTIVE OFFICER BENEFITS AND BOARD OF DIRECTORS BENEFITS AND FEES *

Description of Benefit	Eligible Positions	Amount/Schedule

Automobile Allowance	Chief Executive Officer	$1,500/month

Club Memberships and Dues	Chief Executive Officer	Club Membership & $1,300/month dues allowance

	Chief Operating Officer, President, Consumer Solutions	Club Membership

Sprint Nextel Long-Distance Telephone and Wireless Service (1)	Board of Directors	Reasonable actual usage (continues after retirement for up to 120 months for legacy Sprint Directors with 5 years or more service) and use of Sprint PCS and IDEN handsets, accessories, equipment and replacement parts related to this service.

Sprint Nextel Long-Distance Telephone Service (1)	Executive Officers	Legacy Sprint: Actual usage (continues after retirement)

Personal use of corporate aircraft	Chief Executive Officer	Under an executive security program established by the Human Capital and Compensation Committee, the CEO is required to use Sprint Nextel aircraft for personal as well as business travel. Sprint Nextel provides these security services for its benefit rather than as a personal benefit or perquisite for the CEO.

	Executive Officers	The CEO must pre-approve any proposed personal use of the corporate aircraft for personal reasons.

Miscellaneous services (investment counseling, insurance counseling, preparation of wills and trusts, tax counseling, income tax preparation, estate planning, and personal financial planning) (1)	Chief Executive Officer	$15,000/year

Executive Physical	Legacy Sprint Executive Officers	Reimbursement for Annual Physical Examination

Disability	Executive Officers	Legacy Sprint: 52 weeks at full base pay

Legacy Nextel: Same benefits as all other employees

Separation	Executive Officers (unless otherwise provided in an individual agreement with an officer)	Legacy Sprint: 1 year salary and benefits continuation plus lump sum bonus payment at conclusion of one year period equal to 80 percent of target opportunity

Legacy Nextel: Benefits set forth in Nextel Severance Benefits Plan

Fees	Board of Directors	Annual retainer — $70,000/year

Additional Annual retainer for Lead Directors — $75,000/year

Committee Chair additional annual retainer:

Audit Committee — $20,000

Human Capital and Compensation Committee — $15,000

Other Committees — $10,000

Board and Committee Meeting Fees — $2,000/ meeting

Telephonic Board and Committee Meeting Fees — $1,000/meeting

Annual award of $100,000 in restricted stock units

*	This summary is effective beginning August 12, 2005 and replaces the schedule filed as Exhibit 10.6 to Sprint Nextel’s Current Report on Form 8-K dated February 8, 2005 and filed February 14, 2005.
(1)	Sprint Nextel reimburses for income taxes associated with these benefits.